UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2001

RCA TRADING CO., INC.

(Exact name of registrant as specified in its charter)

Florida	0-15893	13-4025362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

515 Madison Avenue, 21st Fl. New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 644-5440

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 16, 2001, the Company and Stewart H. Benjamin of 27 Shelter Hill Road, Plainview, NY ("Stewart Benjamin") mutually agreed that he would not continue his services as the Company's auditor for the year ended December 31, 2000.

The reports of Stewart Benjamin for the fiscal year ended December 1999 did not contain any adverse opinions or disclaimers of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. There have not been any disagreements between Stewart Benjamin and the Company on any matter of accounting principles or practices, financial statement or disclosure, or auditing scope or procedure, or any reportable events between Stewart Benjamin and the Company.

On March 23, 2001, the Company appointed the firm of Grant Thornton, LLP of 1055 West Georgia Street, Vancouver, Canada, as independent auditors of the Company for the fiscal year ended December 31, 2000. Prior to the engagement of Grant Thornton, LLP, neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, or type of audit opinion that might be rendered on the Company's financial statements. The decision to change accountants was recommended and approved by the Company's Board of Directors.

On April 6, 2001, the Company provided a draft copy of the report on Form 8K requesting their comments on the information contained therein. Upon receipt of a response from Stewart Benjamin, the Company shall file it by amendment to this report on Form 8K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCA TRADING CO., INC.

By: /S/ DOMINICK POPE

Dominick Pope, President

Date: April 9, 2001